POWER OF ATTORNEY

     The undersigned, a beneficial owner of more than 10% of the outstanding shares of Common Stock, par value $0.01, of DELCATH SYSTEMS, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Paul G. Hughes its true and lawful attorney with full power to him, with full powers of substitution and resubstitution, to sign for it and in its name any report that it is required to file pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to its ownership of securities of the Company and generally to do all such things in its name and on its behalf to enable it to comply with the provisions of Section 16 of the Exchange Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming its signature as it may be signed by my attorney or his substitute or substitutes, to a report filed under such Section 16 on its behalf. This Power of Attorney shall remain in full force and effect until such time as I file a new Power of Attorney with the Securities and Exchange Commission designating one or more different attorneys for purposes of signing on its behalf such reports under Section 16 of the Exchange Act with respect to the securities of the Company.






                                    VENKOL TRUST



                                    By:         M. S. KOLY
                                       ----------------------------
                                                M. S. Koly

Date:  April 22, 2004